Exhibit 10.2

AMENDMENT

TO

REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made as of September 23, 2025, by and among Digital Brands Group, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, on August 8, 2025, the parties hereto entered into that certain Securities Purchase Agreement (the “Purchase Agreement”), the Company sold an aggregate of 14,031.25 shares of its Series D Convertible Preferred Stock par value $0.0001 per share (the “Series D Preferred Stock”), for a purchase price of $800 per share to the Purchasers pursuant to the terms and provisions of the Purchase Agreement and that certain Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock (the “Series D COD”) which was filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) on August 8, 2025;

WHEREAS, the Initial Closing (as defined in the Agreement) occurred on August 8, 2025;

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Company and the Purchasers entered into that certain Registration Rights Agreement dated as of August 8, 2025 (the “Original RRA”);

WHEREAS, on the date hereof, the Company and the Purchasers entered into that certain Amendment and Addendum to the Purchase Agreement;

WHEREAS, pursuant to Section 6(e) of the Original RRA, the provisions of the Original RRA may not be amended, modified, or supplemented, and waivers or consents to departures therefrom may not be given, except in a written instrument signed by the Company and the Holders of more than fifty percent (50%) of the Registrable Securities, including the Lead Investor, and any such amendment, modification, waiver or consent shall be effective in accordance with the terms set forth therein;

WHEREAS, the Company and the Purchasers, representing all of the Holders of Registrable Securities, desire to amend the Original RRA in accordance with Section 6(e) thereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Original RRA.

2. Amendment to Definition of “Filing Date” in the RRA. The definition of “Filing Date” in the RRA shall be deleted in its entirety and replaced with the following:

“Filing Date” means, with respect to the Initial Registration Statement required hereunder, December 1, 2025, and with respect to any additional Registration Statements which may be required pursuant to this Agreement, the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statements related to the Registrable Securities

3. Amendment to Definition of “Effectiveness Date” in the RRA. The definition of “Effectiveness Date” in the RRA shall be deleted in its entirety and replaced with the following

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder or any other Registration Statement, sixty (60) days following the Filing Date; provided, however, that in the event the Company is notified by the Commission that one or more of the Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the date otherwise required above.

4. Amendment to Definition of “Registrable Securities” in the RRA. The definition of “Registrable Securities” in the RRA shall be deleted in its entirety and replaced with the following

“Registrable Securities” means (a) all of the shares of Common Stock issuable upon conversion of the Series D Shares issued pursuant to the Purchase Agreement and the Addendum and (b) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144.

5. Ratification. To the extent not expressly amended hereby, the parties hereto acknowledge and agree that the Original RRA remains unchanged and in full force and effect in its entirety, which such terms are hereby ratified and confirmed.

6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

7. Effective Date. This Amendment shall become effective upon the execution and delivery hereof by the Company and the Purchasers constituting the Holders required under Section 6(e) of the Original RRA.

8. Effect of Amendment/Conflicts. Whenever the Original RRA is referred to in the Transaction Documents, or in any other agreements, documents and instruments, such reference shall be deemed to be to the Original RRA as amended by this Amendment, as applicable. The Original RRA, as amended by this Amendment, constitutes the entire agreement of the parties with respect to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the terms of the Original RRA, the terms of this Amendment shall control.

9. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

10. Headings. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Amendment.

11. Counterparts; Facsimile. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective authorized signatories as of the date first indicated above.

DIGITAL BRANDS GROUP, INC.

By:
Name:	John Hilburn Davis, IV
Title:	Chief Executive Officer

[Signature Page to Amendment to Registration Rights Agreement]

PURCHASER

By:
Name:
Title:

[Signature Page to Amendment to Registration Rights Agreement]